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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Westwood Group, Inc.
Revere, Massachusetts

We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 on Form S-8 of our audit report dated March 26, 2003 (except for the matter discussed in Note 6 as to which the date is April 1, 2003), relating to the consolidated financial statements of The Westwood Group, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Boston, Massachusetts                         /s/ BDO SEIDMAN, LLP
April 14, 2003                                ---------------------------------